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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-30889-01) filed as Post Effective Amendment No. 1 to Registration Statement No. 333-30889 on Form S-4 of Cardinal Health, Inc. of our report dated October 31, 1997, related to the financial statements of Bergen Brunswig Corporation appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1997.


/s/ Deloitte & Touche LLP


Costa Mesa, California
February 18, 1998